Exhibit 99.1

Leslie Constans

Digimarc Public Relations

503-469-4620

lconstans@digimarc.com

Mizuha Nakajima

Revolution PR for Digimarc

971-244-8387

mizuha@revolutionpr.com

FOR IMMEDIATE RELEASE

William Miller and Bernard Whitney Elected to Digimarc Board of Directors

New directors bring expertise in managing technology companies with significant growth opportunities

Beaverton, Ore. – June 8, 2005 – Digimarc Corporation (NASDAQ: DMRCE) today announced the election of William Miller and Bernard Whitney to its Board of Directors. The new directors are veteran business executives who bring a wealth of experience managing the financial and operational aspects of high-growth technology companies such as Avid Technology and Handspring.

“Digimarc has grown from $200,000 in revenue in 1997 to approximately $100 million today. As we prepare for our next phase of growth, we were looking for highly competent finance and executive talent to complement our existing Board skills and provide the wisdom and guidance we need to manage the significant growth we anticipate,” said Bruce Davis, chairman and CEO, Digimarc. “Bill Miller and Bern Whitney each bring valuable experience and knowledge in understanding the strategies, infrastructure and systems requirements to support and sustain rapid, profitable growth. The addition of these two talented directors rounds out the strong group of advisors already serving on the Board and will help position Digimarc for the opportunities ahead.”

Miller, an independent director and consultant based in California, is the former chairman and CEO of Avid Technology, a leader in digital media creation tools for film, video, audio, animation, games, and broadcast professionals, and former chairman and CEO of Quantum Corporation, a developer of storage technology. Miller has also held senior management positions at Control Data Corporation, now known as Control Data Systems with respect to the consumer systems business and Ceridien Corporation with respect to the services businesses. He began his career as an attorney.

Whitney is the former CFO and vice president of Handspring Inc., where he was an instrumental part of the start-up team that grew the Company’s revenues to $370 million in the first two years, took the Company public in its third year and lead additional financing efforts. Prior to his role at Handspring, Whitney held senior finance positions at Sanmina Corporation, Network General Corporation, Conner Peripherals, and Friden Alcatel. Like Miller, Whitney is an independent director and consultant based in California.

Both Miller and Whitney currently serve as directors at other companies. Miller is on the Board of Directors of three public companies, Nvidia Corporation (NASDAQ: NVDA), Waters Corporation (NYSE: WAT) and Viewsonic Corporation.

Whitney currently serves on the Board of Directors of Plumtree Software Inc. (NASDAQ: PLUM) and the California State University Business School.

About Digimarc

Digimarc Corporation (NASDAQ: DMRCE), based in Beaverton, Oregon, is a leading supplier of secure media solutions used in a wide range of security, identification and digital media content applications.

Digimarc provides products and services that enable the production of more than 60 million personal identification documents, including two-thirds of U.S. driver licenses and IDs for more than 20 countries.  Digimarc’s digital watermarking technology provides a persistent digital identity for various media content and is used to enhance the security of financial documents, identity documents and digital images, and support other media rights management applications.

Digimarc has an extensive intellectual property portfolio, with 194 issued U.S. patents with more than 4,000 claims, and more than 400 pending patent applications in digital watermarking, personal identification and related technologies.

The Company is headquartered in Beaverton, Oregon, with other U.S. offices in Burlington, Massachusetts; Fort Wayne, Indiana; and the Washington DC area; and international offices in London and Mexico. Please go to www.digimarc.com for more Company information.

Securities Safe Harbor

With the exception of historical information contained in this release, the matters described herein contain certain “forward-looking statements” that are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements relating to significant growth opportunities and other statements containing the words “believes,” “expects,” “estimates,” “anticipates,” “will” or words of similar import or statements of management’s opinion.  These statements are based on management’s current reasonable expectations and are subject to certain assumptions, risks, uncertainties and changes in circumstances. Actual results may vary materially from those expressed or implied from the statements herein or from historical results, due to changes in economic, business, competitive, technological and/or regulatory factors. More detailed information about these factors is set forth in filings by Digimarc with the Securities and Exchange Commission, including the most recent annual report on Form 10-K and the most recent quarterly report on Form 10-Q. Digimarc is not obligated to (and expressly disclaims any obligation to) revise or update any forward-looking statements in order to reflect events or circumstances, whether they arise as a result of new information, future events, or otherwise.

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